Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 04/13/2018 09:01 AM
ID: 2018-000798572

Foreign Profit Corporation
Articles of Continuance

Pursuant to W.S. 17-16-1810 the undersigned hereby submits the following Articles of Continuance.

1. Corporation name:

DNA Dynamics, Inc.

2. Incorporated under the laws of: Delaware
(State or country)

3. Date of incorporation: 07/01/1981
(Date – mm/dd/yyyy)

4. Period of duration: perpetual
(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is "perpetual.")

5. Mailing address of the corporation:

2885 SANFORD AVE SW
GRANDVILLE, MI 49418

6. Principal office address:

2885 SANFORD AVE SW
GRANDVILLE, MI 49418

7. Name and physical address of its registered agent:
*(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. **The registered agent must have a physical address in Wyoming.** If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed **in addition to a physical address.**)*

Name: Registered Agents Inc.

Received
APR 12 2018
Secretary of State
Wyoming

Address: 30 N. Gould St., STE R, Sheridan, WY 82801

Received
MAR 27 2018
Secretary of State
Wyoming

*(If mail is received at a Post Office Box, please list above **in addition to the physical address.**)*

8. Purpose of the corporation which it proposes to pursue in the transaction of business in this state:

any lawful act or activity for which corporations may be organized under the Wyoming Business Corporation Act.

9. Names and respective addresses of its officers and directors:

Office	Name	Address
President	Carl Grant	2885 SANFORD AVE SW, Grandville MI 49418
Vice President		
Secretary		
Treasurer		
Director	Carl Grant	2885 SANFORD AVE SW, Grandville MI 49418
Director		
Director		

10. Aggregate number of shares or other ownership units which it has the **authority to issue.**
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

Common - Five Billion (5,000,000,000), $0.0001 per share;
Preferred Stock - Twelve Million (12,000,000), $0.0001 per share;

11. Aggregate number of **issued shares** or other ownership units.
(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature: [signature]
(Shall be executed by an officers or director of the corporation.)

Date: 03/09/2018
(mm/dd/yyyy)

Print Name: Carl Grant

Title: Chief Executive Officer

Contact Person: John D. Thomas

Daytime Phone Number: (801) 816-2536

Email: jthomas@acadiagrp.com; carl.grant@dnadynamics.com
(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

State of Utah County of Salt Lake
The foregoing instrument was acknowledged before me by Carl Grant
Signatory's Printed Name

[signature]
Notary Public's Signature

03/09/18
Notary Date (mm/dd/yyyy)

03/10/19
Notary's Commission Expiration

Notarial Seal:

NOTARY PUBLIC - STATE OF UTAH
KYLE MARCUS DENOS - 682407
COMMISSION EXPIRES MARCH 10, 2019

Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, Registered Agents Inc. , registered office located at
(name of registered agent)

30 N. Gould St., STE R, Sheridan, WY 82801 voluntarily consent to serve
* *(registered office physical address, city, state & zip)*

as the registered agent for DNA Dynamics, Inc.
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Bill Havre **Date:** 03/26/2018
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Bill Havre Daytime Phone: (307) 200-2803

Title: Assistant Secretary Email: reports@registeredagentsinc.com

Registered Agent Mailing Address (if different than above): 30 N. Gould St., STE R, Sheridan, WY 82801

***If this is a current registered agent changing their registered address on file, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

WRITTEN CONSENT OF THE BOARD OF DIRECTORS
OF

DNA DYNAMICS, INC.

March 9, 2018

The undersigned person, constituting the sole member of the Board of Directors of DNA Dynamics, Inc., a Delaware corporation (the "Company"), in accordance with Section 141(f) of the Delaware General Corporation Law, hereby consents, votes in favor, and adopts the following resolutions:

1. <u>Change of Domicile</u>

WHEREAS, it has been determined to be in the best interests of the Company to change the domicile of the Company from Delaware to Wyoming;

WHEREAS, it is necessary to merge the Company with and into a Wyoming corporation in order to accomplish the change in domicile; and

BE IT THEREFORE,

RESOLVED, that the Board recommends to the shareholders of the Company that it is in the bests interests of the Company to merge with and into DNA Dynamics, Inc., a newly-formed Wyoming corporation ("DNAD Wyoming"), with the shareholders of the Company holding the same percentage interest ownership in DNAD Wyoming as they now hold in the Company (the "Merger");

RESOLVED FURTHER, that an agreement of merger, substantially in the form attached hereto as Exhibit "A", providing for the Merger of the Company with and into Cherubim Wyoming be, and it hereby is, approved in all respects;

RESOLVED FURTHER, that following approval of the Merger by the Company's shareholders, that Articles of Merger, substantially in the form attached hereto as Exhibit "B" be filed with the Secretary of State of Nevada;

RESOLVED FURTHER, that the appropriate officers of the Company and their representatives be, and they hereby are, authorized to execute and file documents and to take all such actions as they may deem necessary or advisable in order to carry out and perform the purposes of the foregoing resolutions. We direct that this Consent be filed with the minutes of the Company and that this Consent have the same force and effect as a unanimous vote of the Board of Directors at a meeting duly called, convened, and held in accordance with the laws in the State of Nevada.

We direct that this Consent be filed with the minutes of the Company and that this Consent have the same force and effect as a unanimous vote of the Board of Directors at a meeting duly called, convened, and held in accordance with the laws in the State of Delaware.

IN WITNESS WHEREOF, this Consent is hereby executed and shall be effective as of the date first set forth above. This Consent may be signed in counterparts, all of which together shall constitute one and the same instrument.

____

Carl Grant